Exhibit 10.1

Electronic Arts Discretionary Bonus Plan

Addendum

FY11 Bonus Formula for

Corporate, Labels, Studios and Publishing

Subject to all other terms and conditions of the Electronic Arts Discretionary Bonus Plan (“Plan”)* each Plan Participant who has been specifically identified by EA as eligible to receive a bonus for work performed during the Performance Period and for the Business Unit(s) set forth in this Addendum shall be eligible to receive a discretionary bonus calculated in accordance with the following:

Additional eligibility criteria, if any:

n/a (see Plan eligibility criteria)

Business Unit(s):

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Corporate groups: participants in an Eligible Position who perform a corporate function, including, but not limited to, executive, administrative, legal, finance, human resources, and information systems.

¡	Labels: participants in an Eligible Position who work in a major business unit as defined by EA; for example, EA Games, EA Sports, EA Play.
¡	Studios: participants in an Eligible Position who work in a grouping of game titles or projects that are combined for management purposes as a studio.
¡	Publishing: participants in an Eligible Position who work in the Global Publishing Organization as defined by EA, including the Central Development Services and Online groups.

Bonus Component(s), weightings, Performance Measure(s), and Measurement Period(s) for all eligible employees other than the CEO:

Bonus Component(s)	Weight	Performance Measure(s)	Measurement Period(s)
Company Performance	20%	EA’s external guidance targets for Non-GAAP Earnings Per Share and Non-GAAP Net Revenue with 50% of this component based on Non-GAAP Earnings Per Share and 50% of this component based on Non-GAAP Net Revenue	Q1 through Q4 of Fiscal Year 2011

Individual Performance	80%	Individual contributions and the achievement of measurable business objectives, including, but not limited to, business unit financial and operational performance metrics, such as profit and revenue targets	Q1 through Q4 of Fiscal Year 2011

Bonus Component(s), weightings, Performance Measure(s), and Measurement Period(s) for the CEO:

Bonus Component(s)	Weight	Performance Measure(s)	Measurement Period(s)
Company Performance	65%	Non-GAAP Earnings Per Share, Non-GAAP Net Revenue and Non-GAAP digital revenue	Q1 through Q4 of Fiscal Year 2011

Individual Performance	35%	Individual contributions and the achievement of measurable business objectives	Q1 through Q4 of Fiscal Year 2011

How a bonus award is funded

Annual Target Bonus	x	Company Weight %	x	Company Performance Factor	=	Company Bonus Component

Annual Target Bonus	x	Individual Weight %			=	Individual Performance Bonus Component

Company Bonus Component	+	Individual Performance Bonus Component	=	Total Bonus Funding (multiplied by pro-ration factor, if applicable)

The funding for the Company Bonus Component will be determined based on Performance Measure results and attainment. Performance Measure targets and funding curves will be established for each weighted Performance Measure in the Company Performance Bonus Component. The Individual Performance Bonus Component shall be funded at 100%.

How a bonus award payout is determined

The actual earning and payout of a Participant’s bonus award payout is discretionary and will be calculated based upon a Participant’s Individual Achievement Factor, which takes into account the Participant’s contributions to EA relative to individual performance expectations and overall Company performance. Accordingly, the actual bonus award payout is calculated as:

TOTAL BONUS FUNDING	x	INDIVIDUAL ACHIEVEMENT FACTOR	=	ACTUAL BONUS AWARD PAYOUT

Payment schedule:

¡	As soon as administratively practicable following the completion of Q4 of FY2011 and Compensation Committee determination and approval of the bonus award.

*	Including, but not limited to: (1) the Plan Participant must be actually employed by EA or one of its subsidiaries or affiliates on the date that each payment is made pursuant to the Plan in order to earn the right to receive each such payment, (2) except where otherwise required by local law, at any time until the date that bonuses are paid under the Plan, the individual must not have (i) violated any provision of EA’s Code of Conduct, any other written EA policy and any law, rule or regulation applicable to EA and EA employees, or (ii) entered into an employment termination or separation agreement (not including agreements entered into in connection with the commencement or continuation of employment), and (3) eligibility to receive a bonus calculated pursuant to this Addendum does not guarantee the payment of any bonus for a specific Performance Period, nor does it guarantee employment for any specific period of time.

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